UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 1, 2010

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 5, 2010, PDL BioPharma, Inc. (the “Company”) issued a press release announcing the completion of its exchange of $92.0 million in aggregate principal of the Company’s outstanding 2.00% Convertible Senior Notes, due February 15, 2012, for $92.0 million in aggregate principal of new 2.875% Convertible Senior Notes due February 15, 2015 (the “2015  Notes”).  In addition, the Company announced that it completed its private placement of $88.0 million in aggregate principal of 2015 Notes.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the privately negotiated exchange and purchase agreements entered into on October 27, 2010, the Company retained Lazard Frères & Co. LLC as financial advisor. In connection with matters related to the transaction, JMP Securities LLC acted as a financial advisor to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, Dated November 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christine R. Larson
Christine R. Larson
Vice President and Chief Financial Officer

Dated:  November 5, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, Dated November 5, 2010